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                                                                  Exhibit 10.253

                                                 Allstate Life Insurance Company
                                                                 Loan No. 122504

                            LIMITED PAYMENT GUARANTY


       THIS LIMITED PAYMENT GUARANTY (the "Guaranty") is made as of July ____, 2004, by INLAND WESTERN SEATTLE NORTHGATE NORTH, L.L.C., a Delaware limited liability company ("Borrower") and INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation ("Guarantor"), the sole member of Borrower, to and for the benefit of ALLSTATE LIFE INSURANCE COMPANY, an Illinois corporation ("Lender").

                                    RECITALS

       A. Borrower is the present owner of the real and personal property commonly known as Northgate North Shopping Center, 302 NE Northgate Way, Seattle, Washington, and legally described in EXHIBIT A attached hereto (the "Property").

       B.     Member is the sole member of Borrower.

       C. Pursuant to Lender's commitment letter dated ______________, 2004, as amended, Lender made a loan to Borrower in the aggregate original principal amount of $26,650,000 (the "Loan") evidenced by that certain Deed of Trust Note (the "Note") of even date herewith in the amount of the Loan, and secured by a Deed of Trust, Assignment of Leases, Rents and Contracts, Security Agreement and Fixture Filing (the "Deed of Trust") on the Property.

       D. The Guarantor will benefit from the disbursement of the Loan evidenced by the Note and secured by the Deed of Trust and the Related Agreements (as defined in the Deed of Trust). The Note, Deed of Trust, Related Agreements and other documents, instruments, certificates and agreements executed or delivered by or on behalf of Borrower in connection with the Loan are collectively referred to as the "Loan Documents."

       E. The assumption by Guarantor of the obligations under this Guaranty will result in an indirect financial benefit to Guarantor and in a direct financial benefit to the Borrower, thereby enhancing each Guarantor's financial interest in Borrower and in the Property.

       F. As a material inducement to making and as a condition precedent to funding the Loan, Lender requires the execution of this Guaranty.

                                   AGREEMENTS

       NOW THEREFORE, for and in consideration of the above Recitals, which are incorporated herein by reference, the mutual covenants contained herein and in the Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agree as follows:

       1. Guarantor absolutely, unconditionally and irrevocably guarantees to Lender:

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       (a)    subject to Section 12 hereof, the payment of all sums due Lender under the Loan Documents, including the payment of the principal balance of the Loan, together with all interest accrued thereon; and

       (b) the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof).

              All amounts due, debts, liabilities, and payment obligations of Guarantor described in this Paragraph 1 are referred to herein as the "Indebtedness."

       2.     (a)    Guarantor agrees, on written demand therefor by Lender or
the holder of the Note, as applicable, to pay all Indebtedness as is then or thereafter becomes due and owing under the terms of this Guaranty, regardless of any defense, right of setoff or claims which Borrower or Guarantor may have against Lender or the holder of the Note.

              (b) If Guarantor fails to perform its obligations hereunder after demand by Lender in accordance with Paragraph 2(a) hereof, Lender shall have an immediate right to collect from Guarantor, as damages or otherwise, an amount equal to such unpaid Indebtedness, and Lender may exercise all remedies available under the laws of the State of Washington for action on a matured contractual indebtedness.

       3. Guarantor hereby waives as to Lender (i) notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of setoff or other claim which Guarantor may have against the Borrower or which Guarantor or Borrower may have against Lender or the holder of the Note, as applicable, (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, and (iv) any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about Borrower, the Property, the Loan, or the transactions contemplated by the Loan, it being understood and agreed that Lender has no duty so to inform and that the Guarantor is fully responsible for being and remaining informed by the Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Indebtedness. Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of the Borrower at the time of any such grant or continuation. Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered on behalf of Lender.

       4. Guarantor further agrees that its liability as guarantor shall not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the Note or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Lender under the Deed of Trust or any other Loan Documents, or by Lender's failure or election not to pursue any other remedies it may have against Borrower, or by any change or

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modification in the Note, Deed of Trust or any other Loan Documents, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Indebtedness, even though Lender might lawfully have elected to apply such payments to any part or all of the Indebtedness, it being the intent hereof that Guarantor shall remain liable as principal for payment of the Indebtedness until all Indebtedness has been paid in full and the other terms, covenants and conditions of this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that Lender may at any time enter into agreements with Borrower to amend and modify the Note, Deed of Trust or other Loan Documents, or any thereof, and may waive or release any provision or provisions of the Note, Deed of Trust and other Loan Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender and Borrower may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Lender's rights hereunder or any of Guarantor's obligations hereunder.

       5. This is an absolute, present and continuing guaranty of payment and not of collection. Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Note, the Deed of Trust or any of the other Loan Documents through foreclosure proceedings under the Deed of Trust or otherwise, or resorting to any other guaranties, and Guarantor hereby waives the right to require Lender to join Borrower in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it at law or in equity or under the Note, Deed of Trust or any other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of Guarantor's obligations hereunder, it being the purpose and intent of Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever. Neither Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower under the Note, Deed of Trust or other Loan Documents or by reason of Borrower's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower or Guarantor. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Note, Deed of Trust or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the Borrower or Guarantor, or Lender is required to reconvey title to the Property upon the insolvency, bankruptcy or reorganization of the Borrower or Guarantor, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment or the reconveyance.

       6. In the event Lender or the holder of the Note shall assign the Note to any bank or other entity to secure a loan from such bank or other entity to Lender or such holder for an amount not in excess of the amount which will be due, from time to time, from Borrower to

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Lender under the Note with interest not in excess of the rate of interest which is payable by Borrower to Lender under the Note, Guarantor will accord full recognition thereto and agrees that all rights and remedies of Lender or such holder hereunder shall be enforceable against Guarantor by such bank or other entity with the same force and effect and to the same extent as would have been enforceable by Lender or such holder but for such assignment; provided, however, that unless Lender shall otherwise consent in writing, the Lender shall have an unimpaired right, prior and superior to that of its assignee or transferee, to enforce this Guaranty for Lender's benefit as to such portions of the Indebtedness or interest therein not assigned or transferred.

       7. If: (i) this Guaranty or any of the other Loan Documents is placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty or any of the other Loan Documents;
(iii) an attorney is retained to protect or enforce this Guaranty or any of the other Loan Documents or to provide advice or other representation with respect hereto or to any of the other Loan Documents; or (iv) an attorney is retained to represent Lender in any other proceedings whatsoever in connection with the enforcement or protection of this Guaranty or any of the other Loan Documents, then Guarantor shall pay to Lender upon demand all reasonable attorneys' fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, expenses of foreclosure, title insurance premiums, survey costs, minutes of foreclosure, and all other costs and expenses, incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder or under any of the other Loan Documents.

       8. The parties hereto intend and believe that each provision in this Guaranty comports with ail applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or the holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

       9. Any indebtedness of Borrower to Guarantor now or hereafter existing (the "Subordinated Debt") is hereby subordinated to the Indebtedness. Guarantor hereby irrevocably waives all legal and equitable rights to recover from Borrower any sums paid by Guarantor under (he terms of this Guaranty until such time as the Loan has been paid in full, including without limitation all rights of subrogation and all other rights that would result in Guarantor being deemed a creditor of Borrower under the Federal Bankruptcy Code or any other law.

       10. Any amounts received by Lender from any source on account of any Indebtedness may be applied by Lender toward the payment of such Indebtedness, and in such

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order of application, as Lender may from time to time elect, or as otherwise provided in the Loan Documents.

       11. Guarantor hereby submits to personal jurisdiction in the State of Illinois for the enforcement of this Guaranty and waives any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. In the event such litigation is commenced at any time when Guarantor is not permanently domiciled in the State of Illinois, Guarantor agrees that service of process may be made and personal jurisdiction over Guarantor obtained, by service of a copy of the summons, complaint, and other pleadings required to commence such litigation upon an appointed Agent for Service of Process in the State of Illinois, which Agent each Guarantor hereby designates to be:

              The Inland Real Estate Group, Inc.
              2901 Butterfield Road
              Oakbrook, Illinois 60523
              Attention:   General Counsel

       11. All notices, waivers, demands, requests or other communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and shall be (a) hand-delivered, effective upon receipt, (b) sent by United States Express Mail or by private overnight courier, effective upon receipt, or (c) served by certified mail, to the appropriate address set forth below, or at such other place as a party may from time to time designate in writing by ten (10) days prior written notice thereof. ANY such notice or demand served by certified mail, return receipt requested, shall be deposited in the United States mail, with postage thereon fully prepaid and addressed to the party so to be served at its address stated below or at such other address of which said party shall have theretofore notified in writing, as provided above, the party giving such notice. Service of any such notice or demand so made shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three (3) business days after the date of mailing, whichever is the earlier in time. Any notice required to be given by Lender shall be equally effective if given by Lender's agent, if any. Notices to the parties shall be addressed as follows:

       If to Guarantor:

       Inland Western Retail Real Estate Trust, Inc.
       2901 Butterfield Road
       Oakbrook, Illinois 60523
       Attention:   Roberta Matlin

       with a copy to:

       The Inland Real Estate Group, Inc.
       2901 Butterfield Road
       Oakbrook, Illinois 60523
       Attention:   General Counsel

       In the case of Lender, to:

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       Allstate Life Insurance Company
       Allstate Plaza South, Suite G5C
       3075 Sanders Road
       Northbrook, Illinois 60062
       Attention:   Commercial Mortgage Division
                    Servicing Manager

       with a copy to:

       Allstate Life Insurance Company
       Allstate Plaza South, Suite G5A
       3075 Sanders Road
       Northbrook, Illinois 60062
       Attention:    Investment Law Division

       12.    Guarantor's liability hereunder shall:

       (a) be limited to an amount equal to (i) (A) $24,583.33 per month from the date hereof to and including July 31, 2009, (B) $27,041.67 per month from August 1, 2009 to and including My 31, 2014, and (C) $29,745.83 per month from and after August 1, 2014, which applicable monthly sum and liability to Lender shall accrue and accumulate commencing July 1, 2004 to and including the date this Guaranty terminates (prorated for partial months), plus (ii) all costs, liabilities and expenses associated with the ownership, operation, maintenance, repair and management of the Bassertt Space (as defined herein), such as, without limitation, real estate and personal property taxes, common area maintenance expenses, and insurance, plus (iii) Enforcement Costs; and

       (b)    terminate upon the first to occur of the following:

       (i) the first day of the first month following the date upon which Bassett (as defined herein) accepts the Bassett Space and commences paying rent under the Bassett Lease (as defined herein), or

       (ii) in the event the Bassett Lease is terminated, the first day of the first month following the date by which all of the following have occurred: (A) a tenant reasonably acceptable to Lender has taken occupancy of the Bassett Space pursuant to a lease that is reasonably acceptable to Lender, (B) such tenant has commenced paying rent under such lease, and (C) all full or partial rent concession periods under such lease have expired; or

       (iii) the payment in full to Lender of all amounts due under or in connection with the Loan and the Loan Documents.

       As used herein, the following terms have the following meanings:

       "Bassett" means BFD Northwest, Inc., a Washington corporation, doing business as Bassett Furniture Direct.

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       "Bassett Lease" means that certain Lease dated April 21, 2004, between
Orix, as lessor, and Bassett, as tenant.

       "Bassett Space" means the space demised under the Bassett Lease.

       13. In order to induce Lender to make the Loan, each makes the representations and warranties to Lender set forth in this Paragraph 14. Guarantor acknowledges that but for the truth and accuracy of the matters covered by the following representations and warranties, the Lender would not have agreed to make the Loan.

       Guarantor represents and warrants to Lender that:

       (a) Guarantor has all requisite corporate power and authority to execute and deliver this Guaranty and to perform its obligations hereunder. This Guaranty has been properly authorized, executed and delivered by or on behalf of Guarantor, and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms.

       (b) The execution, delivery, and performance by Guarantor of this Guaranty does not and will not contravene or conflict with (i) any law, order, rule, regulation, writ, injunction, or decree now in effect of any government, governmental instrumentality or court having jurisdiction over Guarantor, or
(ii) any contractual restriction binding on or affecting Guarantor or its property or assets.

       (c) Except as disclosed in writing to Lender, there is no action, proceeding, or investigation pending or, to the knowledge of Guarantor, threatened or affecting Guarantor, which may materially adversely affect Guarantor's ability to fulfill its obligations under this Guaranty. There are no judgments or orders for the payment of money rendered against Guarantor which has been undischarged for a period of ten or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise. Guarantor is not in default under any agreements to which Guarantor is a party.

       (d) Any and all balance sheets, net worth statements, and other financial data with respect to Guarantor which have heretofore been given to Lender by or on behalf of Guarantor fairly and accurately present, in all material respects, the financial condition of Guarantor as of the respective dates thereof, and, since the respective dates thereof, there has been no material adverse change in the financial condition of Guarantor.

       (e) Guarantor has disclosed all events, conditions, and facts known to Guarantor which could have any material adverse effect on the financial condition of Guarantor. No representation or warranty by Guarantor contained herein, nor any schedule, certificate, or other document furnished by Guarantor to Lender in connection with this Guaranty or the Loan Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading.

       (f) There are no facts or circumstances of any kind or nature whatsoever of which Guarantor is aware which could in any way materially impair or prevent Guarantor from performing its obligations under this Guaranty in any material respect.

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       (g)    Guarantor is to the best of its knowledge not insolvent (as such term is defined in Section 101(29) of the Bankruptcy Code) and will not be rendered insolvent (as so defined) by executing this Guaranty or by the consummation of the transactions described herein.

       (h) All statements set forth in the Recitals are true and correct in all material respects.

       Guarantor hereby agrees to indemnify, defend, protect and hold forever free and harmless Lender of, from and against all loss, cost, damage, and expense, including reasonable attorneys' fees and expenses, which Lender may sustain by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are deemed remade.

       14. Guarantor's liability hereunder shall not be subject to, limited by or affected in any way by any "non-recourse" provisions contained in the Note, the Deed of Trust or any other documents executed and delivered in connection with the Loan, including without limitation Paragraph 17 of the Note and Section 3.11 of the Deed of Trust. Guarantor agrees that the obligations contained herein are separate, independent of and in addition to Borrower's undertakings under the Note. Guarantor agrees that a separate action may be brought to enforce the provisions of this Guaranty which shall in no way be deemed to be an action on the Note, whether or not Lender would be entitled to a deficiency judgment following a judicial foreclosure or sale under the Deed of Trust.

       15. This Guaranty shall be binding upon the successors and assigns of Guarantor.

       16. Guarantor shall, within three days after receipt thereof, deliver to Lender copies of any notices of default served on it pursuant to the terms of any other agreement to which it is a party, the breach of which may have a material affect on its ability to perform its obligation hereunder.

       17. Guarantor's obligations hereunder shall be joint and several with any other guarantor or surety obligated to Lender in respect of the Loan.

       18. This Guaranty shall be construed governed by, interpreted and enforced under the internal laws of the State of Washington without regard to Washington choice of law principles.

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       IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first above written.

                                    INLAND WESTERN SEATTLE NORTHGATE NORTH,
                                    L.L.C., a Delaware limited liability company

                                    By: INLAND WESTERN RETAIL REAL ESTATE
                                        TRUST, INC., a Maryland corporation,
                                        Its member


                                        By:             /s/ [ILLEGIBLE]
                                           -------------------------------------
                                        Its:            Asst. Secretary
                                            ------------------------------------


                                    INLAND WESTERN RETAIL REAL ESTATE
                                    TRUST, INC., a Maryland corporation


                                    By:             /s/ [ILLEGIBLE]
                                       -----------------------------------------
                                    Its:            Asst. Secretary
                                        ----------------------------------------

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                                    EXHIBIT A

                             (Property Description)

THE SOUTH 329.87 FEET OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF THE SOUTHWEST QUARTER OF SECTION 29, TOWNSHIP 26 NORTH, RANGE 4 EAST, W.M., IN KING COUNTY, WASHINGTON;

EXCEPT THE SOUTH 40 FEET FOR NORTHEAST NORTHGATE WAY; ALSO EXCEPT THE WEST 30 FEET FOR 3RD AVENUE NORTHEAST; ALSO EXCEPT 5TH AVENUE NORTHEAST; ALSO EXCEPT THAT PORTION CONVEYED TO THE CITY OF SEATTLE BY INSTRUMENT RECORDED UNDER KING COUNTY RECORDING NUMBERS 8110300213 AND 20000925001257.